UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 27, 2012

UNIFI, INC.
(Exact name of registrant as specified in its charter)
New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2012, Unifi, Inc. (the “Registrant”) and its subsidiary Unifi Manufacturing, Inc. (“UMI”), as borrowers, entered into a First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as agent for the lenders, and certain lenders party thereto, which Amendment amends that certain Credit Agreement dated as of May 24, 2012 (the “Existing ABL Credit Agreement”) providing for a $150 million senior secured credit facility (the “ABL Facility”).

The parties entered into the Amendment in connection with the Registrant’s anticipated January 2013 voluntary repayment in full of outstanding amounts under the Term B loan (the “Term B Loan”) pursuant to the Credit Agreement dated as of May 24, 2012 (the “Term B Credit Agreement”) among the Registrant and UMI, as borrowers, and Wilmington Trust, National Association, as administrative agent (the “Term Agent”), and MacKay Shields LLC, solely in its capacity as investment advisor or subadviser with investment authority for certain discretionary client accounts.

The Amendment modifies the definition of “Fixed Charges” in Schedule 1.1 of the Existing ABL Credit Agreement to provide that the amount of Fixed Charges, as defined in the Existing ABL Credit Agreement, shall not include any mandatory or voluntary prepayments of the Term B Loan made after December 25, 2012 and prior to February 4, 2013, in an amount not to exceed $13.8 million.  The Amendment enables the Registrant to prepay in full the Term B Loan, which the Registrant expects to finance using cash from operations and borrowings from the revolving credit facility under the ABL Facility.

The Amendment is effective as of December 27, 2012, subject to the satisfaction of certain conditions specified in Part III of the Amendment, including (a) UMI’s receipt of distributions from the Registrant’s joint venture Parkdale America, LLC (“PAL”) in an amount not less than $4 million after December 25, 2012 and prior to February 4, 2013, (b) Wells Fargo’s confirmation of receipt from the Term Agent of a payoff letter relating to the payment of all outstanding amounts under the Term B Loan, and (c) receipt of certain other documents and certificates.  On December 26, 2012, UMI received a distribution from PAL in the amount of $7.8 million and, as required by the Term B Credit Agreement, UMI made a mandatory prepayment under the Term B Loan in the amount of $2.6 million on December 27, 2012.

Other than in respect of the ABL Facility, neither the Registrant nor any of its affiliates has any material relationship with any of the other parties to the Existing Credit Agreement or the Amendment, other than Bank of America, N.A. and Wells Fargo have performed, and may in the future perform, for the Registrant and its affiliates, various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing discussion of the terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as an Exhibit.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws that are based on management’s current expectations, estimates and projections about the markets in which the Registrant operates, as well as management's beliefs and assumptions.  Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. The forward-looking statements made in this report include, without limitation, statements concerning the completion and expected timing of prepayment of the Term B Loan and satisfaction of conditions to the effectiveness of the Amendment.  These statements are not guarantees of future results and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Registrant undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the satisfaction of the conditions contained in the Amendment and the operating performance of the Registrant and its joint ventures prior to any repayment.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Registrant competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Registrant has no control.  Other risks and uncertainties may be described from time to time in the Registrant’s other reports and filings with the Securities and Exchange Commission.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1
First Amendment to Credit Agreement, dated as of December 27, 2012, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC. By: /S/ CHARLES F. MCCOY Charles F. McCoy Vice President, Secretary and General Counsel

Dated:           January 3, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1
First Amendment to Credit Agreement, dated as of December 27, 2012, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.